EXHIBIT 99.1

Terra Tech Corp. Reports Financial Results for First Quarter 2020

Revenue increased 111% over first quarter 2019

IRVINE, CA – June 18, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced its financial results for the quarter ended March 31, 2020.

Matthew Morgan, Chief Executive Officer of Terra Tech, commented, “Our first quarter results demonstrate continued improvement in our cannabis operations, driven by both medical and adult-use sales from our San Leandro Blüm dispensary as well as wholesale revenues. Following the COVID-19 pandemic, which has resulted in many retailers delaying purchase decisions and reversing plans to launch new CBD products in stores, it has become clear to us that we must focus on our THC business in California to maximize near-term revenues. We have therefore chosen to postpone our expansion strategy in the CBD market through our OneQor business. For us to advance our strategy, we are now completing a number of asset sales in order to strengthen the Company’s cash position and redirect resources to assets that generate the highest returns. We expect to have approximately $24 million coming in from asset sales over the next 12 months from our Blüm dispensaries in Nevada and Santa Ana, California, as well as various sales of non-core licenses and properties. This is expected to set the Company on a path to sustainability that will allow us to be lean and cost-effective. We intend to complete the build out of our Hegenberger cultivation facility in California and leverage our existing capital base to ramp revenues from wholesale THC products as well as sales at our Blüm dispensaries in San Leandro and Oakland.”

Financial Update

•

For the quarter ended March 31, 2020, the Company generated revenues from continuing operations of approximately $4.31 million, compared to approximately $2.05 million for the quarter ended March 31, 2019, an increase of approximately $2.26 million. The increase was primarily due to more mature Cannabis segment operations in 2020 operating more efficiently and productively compared to 2019, when these operations were just ramping up.

•

Terra Tech’s gross profit from continuing operations for the quarter ended March 31, 2020 was approximately $2.34 million, compared to a gross profit of approximately $1.60 million for the quarter ended March 31, 2019, an increase of approximately $0.74 million. Gross margin for the quarter ended March 31, 2020 was approximately 54.2%, compared to approximately 78.2% for the quarter ended March 31, 2019.

1

•

Selling, general and administrative expenses from continuing operations for the three months ended March 31, 2020 were approximately $9.04 million, compared to approximately $8.59 million for the three months ended March 31, 2019, an increase of approximately $0.45 million.

•

The net loss attributable to Terra Tech for the three months ending March 31, 2020 was $17.33 million, or $0.11 per basic and diluted share, compared to $11.74 million, or $0.13 per basic and diluted share, for the three months ending March 31, 2019.

•	The Company had $0.95 million in cash as of March 31, 2020, compared with $1.23 million as of December 31, 2019.

•	Stockholders’ equity for the period ending March 31, 2020 amounted to approximately $70.13 million compared to approximately $75.33 million as of December 31, 2019.

Conference Call

The company will host a conference call on Thursday, June 18, 2020 at 4:30pm ET to discuss the financial and operational results.

Dial-In Number:	1-857-232-0157
Access Code:	422095

Matthew Morgan, CEO of Terra Tech Corp., will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with TRTC Question in the subject line. Mr. Morgan will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at https://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech, which recently merged with OneQor Technologies, is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company’s mission is to deliver top-tier cannabis and cannabinoid-based products across the wide range of emerging consumer markets for plant-based health products, including CBD, pharmaceuticals and consumer brands.

2

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

3

TERRA TECH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except for shares and per-share information)

	Three Months Ended
	March 31,
	2020	2019

Total revenues	$4,313	$2,045
Cost of goods sold	1,975	445

Gross profit	2,338	1,600

Selling, general and administrative expenses	9,037	8,591
Impairment of assets	5,120	-
(Gain) / Loss on sale of assets	(35)	-
Loss on interest in joint venture	-	1,067

Loss from operations	(11,784)	(8,058)

Other income (expense):
Interest expense, net	(902)	(2,928)
Other income/loss	65	11

Total other income (expense)	(837)	(2,917)

Income (Loss) from continuing operations	(12,621)	(10,975)
Income (Loss) from discontinued operations, net of tax	(4,752)	(484)

NET INCOME (LOSS)	(17,373)	(11,459)

Less: Income (Loss) attributable to non-controlling interest from continuing operations	(44)	77
Less: Income (Loss) attributable to non-controlling interest from discontinued operations	-	200

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(17,329)	$(11,736)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.08)	$(0.12)
Net Loss per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.11)	$(0.13)

Weighted-average number of common shares outstanding – basic and diluted	150,906,135	93,710,004

4

TERRA TECH CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except Shares)

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS

Current Assets:
Cash	$946	$1,226
Accounts receivable, net	1,561	693
Inventory	5,012	4,334
Prepaid expenses and other assets	942	675
Current assets of discontinued operations	206	2,440

Total current assets	8,667	9,368

Property, equipment and leasehold improvements, net	35,021	35,469
Intangible assets, net	16,865	14,871
Goodwill	24,034	21,471
Other assets	11,842	7,631
Investments	5,330	5,000
Assets of discontinued operations	13,227	25,440

TOTAL ASSETS	$114,986	$119,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$13,025	$9,504
Deferred Revenue	300	-
Short-term debt	16,514	11,008
Current liabilities of discontinued operations	4,436	7,070

Total current liabilities	34,275	27,582

Long-term liabilities:
Long-term debt, net of discounts	2,159	6,570
Long-term lease liabilities	8,422	8,902
Long-term liabilities of discontinued operations	-	869
Total long-term liabilities	10,581	16,341

Total liabilities	44,856	43,923

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value 0.001:
100 shares authorized as of March 31, 2020 and December 31, 2019; 12 shares issued and 8 shares outstanding as of March 31, 2020 and December 31, 2019	-	-
Preferred stock, convertible series B, par value 0.001:
41,000,000 Shares Authorized as of March 31, 2020 and December 31, 2019; 0 Shares Issued and Outstanding as of March 31, 2020 and December 31, 2019	-	-
Common stock, par value 0.001:
990,000,000 Shares authorized as of March 31, 2020 and December 31, 2019; 193,239,261 issued and 190,930,853 outstanding as of March 31, 2020 and 120,313,386 shares issued and 118,004,978 shares outstanding as of December 31, 2019	193	120
Additional paid-in capital	272,455	260,516
Treasury Stock (2,308,408 shares of common stock, 4 shares of Preferred Stock Convertible Series A)	(808)	(808)
Accumulated deficit	(207,015)	(189,685)

Total Terra Tech Corp. stockholders’ equity	64,825	70,143
Non-controlling interest	5,305	5,184

Total stockholders’ equity	70,130	75,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$114,986	$119,250

5